UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 24, 2026, Envoy Medical, Inc. (the “Company”) appointed Robert Potashnick to serve as the Company’s Chief Accounting Officer and Vice President of Finance. Mr. Potashnick had previously served as Interim-Chief Financial Officer of the Company on a contractor basis. Mr. Potashnick will continue the duties as the Company’s principal financial officer and principal accounting officer.

Mr. Potashnick was hired to serve as Chief Accounting Officer and Vice President of Finance pursuant to the terms of an Employment Agreement dated August 24, 2026 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Potashnick is entitled to a base salary of $315,000 per year, an initial target bonus equal to 15% of his base salary payable upon the Company’s achievement of certain performance goals, and an initial equity award of 250,000 stock options at an exercise price of $0.746 per share, the closing price of the Company’s Class A Common Stock on the hire date. The Employment Agreement also provides for six months of severance compensation in connection with certain terminations of Mr. Potashnick’s employment.

Mr. Potashnick, 46, has provided consulting services through Oasis Business Consulting, LLC since October 2024, including to the Company beginning in June 2025. Previously, Mr. Potashnick served as the Chief Financial Officer of Flutterbee Education Group from January 2024 to October 2024 and FOXO Technologies, Inc. (NYSE American: FOXO) from January 2021 to September 2023. From 2017 to 2020, Mr. Potashnick served in capital planning and business development finance roles at UnitedHealth Group (NYSE American: UNH). Before that, from 2010 to 2017, Mr. Potashnick worked as a certified public accountant at PricewaterhouseCoopers LLP. Mr. Potashnick holds a Bachelor of Arts degree in Economics from Northwestern University, a Master’s Degree in Accountancy from the University of Illinois, and an MBA (Finance/Strategy) from DePaul University.

Mr. Potashnick (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected to serve as Interim Chief Financial Officer of the Company, (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of the Regulation S-K, and (c) does not have any family relationship with any members of the Board or any executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Envoy Medical Corporation and Robert Potashnick, dated August 24, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

August 27, 2026	By:	/s/ Robert Potashnick
Robert Potashnick
Chief Account Officer; VP – Finance

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